UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2023 (August 10, 2023)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 10, 2023, Flowers Foods, Inc. (the “Company”) issued a press release announcing its financial condition and results of operations as of and for the 12 weeks ended July 15, 2023. A copy of the press release is furnished with this Report as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2023, D. Keith Wheeler, chief sales officer of the Company, notified the Company that he will retire from the Company. Mr. Wheeler will step down as chief sales officer of the Company, effective August 31, 2023, and will continue employment as a senior advisor to the chief executive officer of the Company through his retirement on December 31, 2023, or such earlier date as determined by Mr. Wheeler or the Company (the “Retirement Date”).

In connection with his retirement, Mr. Wheeler entered into a transition and consulting agreement with Flowers Bakeries, LLC (“FB LLC”), dated August 10, 2023 (the “Transition and Consulting Agreement”). Pursuant to the Transition and Consulting Agreement, Mr. Wheeler will serve as a consultant to the Company and its subsidiaries following the Retirement Date until December 28, 2024.

Under the terms of the Transition and Consulting Agreement, while Mr. Wheeler serves as a senior adviser, FB LLC will pay him the same compensation and benefits he would have received as chief sales officer during such period, ending on the Retirement Date. If Mr. Wheeler’s employment with FB LLC is terminated by FB LLC without cause, or if Mr. Wheeler dies or becomes disabled before the Retirement Date, Mr. Wheeler will be released from providing any consulting services, will receive a lump sum payment in cash equal to the base salary that he would have otherwise received through the Retirement Date and will remain eligible to receive a payout for 2023 under the Company’s annual cash incentive program based on actual performance for the full performance period.

Under the terms of the Transition and Consulting Agreement, while Mr. Wheeler serves as a consultant, FB LLC will pay him at the rate of $250,000 per year for his consulting services, paid monthly. This consulting arrangement may be terminated by either Mr. Wheeler or the Company upon 30 days’ prior written notice.

Mr. Wheeler is also subject to certain restrictive covenants under the Transition and Consulting Agreement, including customary non-competition and non-solicitation restrictions for a period of two years after the Retirement Date and perpetual confidentiality covenants. In addition, the Transition and Consulting Agreement includes a general release of claims in favor of the Company and provides that Mr. Wheeler will execute a second general release of claims no later than 45 days after the Retirement Date.

The foregoing description of the Transition and Consulting Agreement does not purport to be complete and is qualified by reference to the full text of the Transition and Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 7, 2023.

A copy of the press release announcing the retirement of Mr. Wheeler is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 10, 2023 related to its financial condition and results of operations as of and for the 12 weeks ended July 15, 2023.

99.2	Press Release of Flowers Foods, Inc. dated August 10, 2023 related to the retirement of D. Keith Wheeler.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: August 11, 2023